EXHIBIT 3.ii

Bylaws of Ball Corporation
(As of April 24, 2002)

Article One
Capital Stock

Section A. Classes of Stock. The capital stock of the corporation shall consist of shares of such kinds and classes, with such designations and such relative rights, preferences, qualifications, limitations and restrictions, including voting rights, and for such consideration as shall be stated in or determined in accordance with the Amended Articles of Incorporation and any amendment or amendments thereof, or the Indiana Business Corporation Law. Consistent with the Indiana Business Corporation Law, capital stock of the corporation owned by the corporation may be referred to and accounted for as treasury stock.

Section B. Certificates for Shares. All share certificates shall be consecutively numbered as issued and shall be signed by the chairman and the corporate secretary or assistant corporate secretary of the corporation.

Section C. Transfer of Shares. The shares of the capital stock of the corporation shall be transferred only on the books of the corporation by the holder thereof, or by his attorney, upon the surrender and cancellation of the stock certificate, whereupon a new certificate shall be issued to the transferee. The transfer and assignment of such shares of stock shall be subject to the laws of the State of Indiana. The board of directors shall have the right to appoint and employ one or more stock registrars and/or transfer agents in the State of Indiana or in any other state.

Section D. Control Share Acquisition Statute Inapplicable. Chapter 42 of the Indiana Business Corporation Law (IC 23-1-42) shall not apply to control share acquisitions of shares of the corporation.

Article Two
Shareholders

Section A. Annual Meetings. The regular annual meeting of the shareholders of the corporation shall be held on the fourth Wednesday in April of each year, or on such other date within a reasonable interval after the close of the corporation's last fiscal year as may be designated from time to time by the board of directors, for the election of the directors of the corporation, and for the transaction of such other business as is authorized or required to be transacted by the shareholders.

Section B. Special Meetings. Special meetings of the shareholders may be called by the chairman of the board or by the board of directors or as otherwise may be required by law.

Section C. Time and Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation or at such other place within or without the State of Indiana and at such time as may be designated from time to time by the board of directors.

Article Three
Directors

Section A. Number and Terms of Office. The business of the corporation shall be controlled and managed in accordance with the
Indiana Business Corporation Law by a board of nine directors, divided into classes as provided in the Amended Articles of
Incorporation.

Section B. Eligibility. No person shall be eligible for election or reelection as a director after having attained the age of seventy prior to or on the day of election or reelection. A director who attains the age of seventy during his term of office shall be eligible to serve only until the annual meeting of shareholders of the corporation next following such director's seventieth birthday.

Section C. Regular Meetings. The regular annual meeting of the board of directors shall be held immediately after the adjournment of each annual meeting of the shareholders. Regular quarterly meetings of the board of directors shall be held on the fourth
Wednesday of January, July, and October of each year, or on such other date as may be designated from time to time by the board of directors.

Section D. Special Meetings. Special meetings of the board of directors may be called at any time by the chairman of the board or by the board, by giving to each director an oral or written notice setting the time, place and purpose of holding such meetings.

Section E. Time and Place of Meetings. All meetings of the board of directors shall be held at the principal office of the corporation, or at such other place within or without the State of Indiana and at such time as may be designated from time to time by the board of directors.

Section F. Notices. Any notice, of meetings or otherwise, which is given or is required to be given to any director may be in the form of oral notice.

Section G. Committees. The board of directors is expressly authorized to create committees and appoint members of the board of directors to serve on them, as follows:

(1) Temporary and standing committees, including an executive committee, and the respective chairmen thereof, may be appointed by the board of directors, from time to time. The board of directors may invest such committees with such powers and limit the authority of such committees as it may see fit, subject to conditions as it may prescribe. The executive committee shall consist of three or more members of the board. All other committees shall consist of one or more members of the board. All committees so appointed shall keep regular minutes of the transactions of their meetings, shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the board of directors at its next meeting. Within its area of responsibility, each committee shall have and exercise all of the authority of the board of directors, except as limited by the board of directors or by law, and shall have the power to authorize the execution of an affixation of the seal of the corporation to all papers or documents which may require it.

(2) Neither the designation of any of the foregoing committees or the delegation thereto of authority shall operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

Section H. Loans to Directors. Except as consistent with the Indiana Business Corporation Law, the corporation shall not lend money to or guarantee the obligation of any director of the corporation.

Article Four
Officers

Section A. Election and Term of Office. The officers of the corporation shall be elected by the board of directors at the regular annual meeting of the board, unless the board shall otherwise determine, and shall consist of a chairman of the board of directors, if so designated as an officer by the board, a president, one or more vice presidents (any one or more of whom may be designated
"corporate," "group," or other functionally described vice president), a corporate secretary, a treasurer, and, if so elected by the board, may include a vice-chairman of the board of directors and one or more assistant secretaries and assistant treasurers.
The board of directors shall, from time to time, designate either the chairman of the board of directors, the president or, if elected, the vice-chairman of the board of directors, as the chief executive officer of the corporation, who shall have general supervision of the affairs of the corporation. The board of directors may, from time to time, designate a chief operating officer and a chief financial officer from among the officers of the corporation. Each officer shall continue in office until his successor shall have been duly elected and qualified or until removed in the manner hereinafter provided. Vacancies occasioned by any cause in any one or more of such offices may be filled for the unexpired portion of the term by the board of directors at any regular or special meeting of the board.

Section B. Chairman of the Board. The chairman of the board shall be chosen from among the directors and shall preside at all meetings of the board of directors and shareholders. He shall confer from time to time with members of the board and the officers of the corporation and shall perform such other duties as may be assigned to him by the board. Except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the board of directors. During the absence or disability of the president, if the president has been designated chief executive officer, the chairman of the board shall act as the chief executive officer of the corporation and shall exercise all the powers and discharge all the duties of the president.

Section C. Vice-Chairman of the Board. The vice-chairman of the board, if elected, shall be chosen from among the directors and shall, in the absence of the chairman of the board, preside at all meetings of the shareholders and directors. He shall have and exercise the powers and duties of the chairman of the board in the event of the chairman's absence or inability to act or during a vacancy in the office of chairman of the board. He shall possess the same power as the chairman to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the board of directors. He shall also have such other duties and responsibilities as shall be assigned to him by the board of directors or chairman.

Section D. The President. The president and his duties shall be subject to the control of the board of directors and, if the chairman of the board has been designated chief executive officer, to the control of the chairman of the board. The president shall have the power to sign and execute all deeds, mortgages, bonds, contracts, and other instruments of the corporation as authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly designated by the board of directors or by these bylaws to some other officer, official or agent of the corporation. The president shall perform all duties incident to the office of president and such other duties as are properly required of him by the bylaws. During the absence or disability of the chairman of the board and the vice-chairman of the board, the president shall exercise all the powers and discharge all the duties of the chairman of the board.

Section E. The Vice Presidents. The vice presidents shall possess the same power as the president to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the board of directors, except where by law the signature of the president is required. All vice presidents shall perform such duties as may from time to time be assigned to them by the board of directors, the chairman of the board, and the president. In the event of the absence or disability of the president, and at the request of the chairman of the board, or in his absence or disability, at the request of the vice-chairman of the board, or in his absence or disability at the request of the board of directors, the vice presidents in the order designated by the chairman of the board, or in his absence or disability by the vice-chairman of the board, or in his absence or disability by the board of directors, shall perform all of the duties of the president, and when so acting they shall have all of the powers of and be subject to the restrictions upon the president and shall act as a member of, or as a chairman of, any standing or special committee of which the president is a member or chairman by designation or ex officio.

Section F. The Corporate Secretary. The corporate secretary of the corporation shall:
(1) Keep the minutes of the meetings of the shareholders and the board of directors in books provided for that purpose.

(2) See that all notices are duly given in accordance with the provisions of these bylaws and as required by law.

(3) Be custodian of the records and of the seal of the corporation and see that the seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws.

(4) Keep a register of the post office address of each shareholder, which shall be furnished to the corporate secretary at his request by such shareholder, and make all proper changes in such register, retaining and filing his authority for all such entries.

(5) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept, filed, and authenticated.

(6) In general, perform all duties incident to the office of corporate secretary and such other duties as may from time to time be assigned to him by the board of directors.

(7) In case of absence or disability of the corporate secretary, the assistant secretaries, in the order designated by the chief executive officer, shall perform the duties of corporate secretary.

Section G. The Treasurer. The treasurer of the corporation shall:
(1) Give bond for the faithful discharge of his duties if required by the board of directors.

(2) Have the charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all such funds in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these bylaws.

(3) At all reasonable times, exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation a majority of whose stock is owned by the corporation, to any of the directors of the corporation upon application during business hours at the office of this corporation or such other corporation where such books and records are kept.

(4) Render a statement of the conditions of the finances of the corporation at all regular meetings of the board of directors, and a full financial report at the annual meeting of the shareholders, if called upon so to do.

(5) Receive and give receipts for monies due and payable to the corporation from any source whatsoever.

(6) In general, perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the board of directors.

(7) In case of absence or disability of the treasurer, the assistant treasurers, in the order designated by the chief executive officer, shall perform the duties of treasurer.

(8) All acts affecting the treasurer's duties and responsibilities shall be subject to the review and approval of the corporation's chief financial officer.

Section H. The Controller. The controller of the corporation shall:

(1) Direct the financial closings and the preparation of monthly, quarterly and annual consolidated historical financial statements and reports to executive and operating management.

(2) Direct the preparation of financial reports required by federal, state and local regulatory agencies and the preparation of quarterly and annual financial statements and reports to shareholders, the Securities and Exchange Commission and other interested parties.

(3) Provide primary contact for the corporation's independent accountants and all of its consolidated domestic and foreign subsidiaries and represent management to the corporation's domestic and international independent accountants.

(4) Perform and/or direct technical accounting and financial reporting research and monitor developments in accounting and regulatory standards (e.g., FASB, SEC, EITF, IRS).

(5) Direct the corporation's domestic and foreign tax planning, preparation and compliance.

(6) In general, perform all of the duties incident to the office of controller and such other duties as may from time to time be assigned by the board of directors.

(7) In case of absence or disability of the controller, the assistant controllers, in the order designated by the chief financial officer, shall perform the duties of controller.

(8) All acts affecting the controller's duties and responsibilities shall be subject to the review and approval of the corporation's chief financial officer.

Article Five
Corporate Seal
The corporate seal of the corporation shall be a round, metal disc with the words "Ball Corporation" around the outer margin thereof, and the words "Corporate Seal," in the center thereof, so mounted that it may be used to impress words in raised letters upon paper.

Article Six
Amendment
These bylaws may be altered, added to, amended, or repealed by the board of directors of the corporation at any regular or special meeting thereof.